UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue, 6th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: Telephone: (646) 828-8258

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2021, GBS, Inc., a Delaware corporation (the “Company”), entered into a certain Option Agreement with Life Science Biosensor Diagnostics Pty Ltd., an Australian company and a shareholder of the Company (“LSBD”) and BiosensX (North America) Inc. (“BIOX”). Under the terms of this Option Agreement, LSBD granted to the Company an exclusive option (the “Option”) to purchase an exclusive license to use, make, sell and offer to sell products under the intellectual property rights in connection with the Biosensor technology the glucose/diabetes management field in the United States, Mexico and Canada (the “NA Territory”). The Company is entitled to exercise this Option at any time during the 2-year term from the effective date of the Option Agreement by paying the option fee in the amount of USD$5 million to LSBD at the time of the option exercise. Upon such exercise, (i) LSBD and BIOX will promptly terminate their respective agreement with respect to the NA Territory, and (ii) LSBD and the Company will promptly enter into a license agreement pursuant to which LSBD will grant an exclusive license (with the right to sublicense) to the Company, substantially on the same set of terms as the LSBD-BIOX license agreement currently in place, provided that the license agreement between LSBD and the Company will also contain a commercialization milestone payment to the LSBD for the equivalent of 5 years’ of royalties based upon agreed maintainable sales due 90 days from the end of the first royalty year. The terms and provisions of the foregoing transaction have been reviewed and approved by the Company’s Board of Directors and the Audit Committee of the Board.

The foregoing description of the Option Agreement is qualified in its entirety by reference to the full texts of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such document were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and (i) should not be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the agreement by disclosures that were made to the other party in connection with the negotiation of the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2021

GBS, INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President